Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Hannover House, Inc. that, to his knowledge, the Quarterly Report of Hannover House, Inc. on Form 10-Q for the three-month period ended June 30, 2020 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

August 19, 2020	By:	/s/ Eric F. Parkinson
ERIC F. PARKINSON
Chief Executive Officer and Secretary
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Hannover House, Inc. and will be retained by Hannover House, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.